                                                                    EXHIBIT 99.1

                        AGREEMENT REGARDING DISCLOSURE OF
                           LONG-TERM DEBT INSTRUMENTS

         In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, Westfield America, Inc., a Missouri corporation (the "Company"), has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.

                                    Westfield America, Inc.

                                    By:  /s/ Peter S. Lowy
                                        ------------------------------
                                             Peter S. Lowy
                                             Co-President